Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2022 RESULTS

- Exceeds High End of 2022 Guidance -

NEW YORK, NY, February 22, 2023 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•
Net earnings: $0.57 per share
•
Funds From Operations (“FFO”): $0.63 per share
•
Adjusted Funds From Operations (“AFFO”): $0.55 per share
•
Invested $83.3 million across 36 properties
•
Completed one redevelopment project

Full Year 2022 Highlights

•
Net earnings: $1.88 per share
•
FFO: $2.44 per share
•
AFFO: $2.14 per share
•
Invested $157.5 million across 52 properties
•
Completed two redevelopment projects

“2022 demonstrated the ongoing successful execution of our strategies to deliver reliable earnings growth, portfolio diversification, and platform expansion,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “For the year, we invested more than $157 million in 52 properties across multiple property types and growing metro areas, while maintaining our disciplined approach amid an uncertain macro environment.”

Mr. Constant continued, “As we look ahead, we are positioned to continue our growth trajectory with more than $110 million of investments currently under contract. We have ample capacity to fund this growth as a result of our 2022 capital markets activity, including more than $115 million of unsettled forward equity. Lastly, we remain focused on total shareholder returns and are pleased that our Board of Directors approved a 5% dividend raise in the fourth quarter, marking the eighth consecutive year of a substantial dividend increase.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net earnings (a)	$27,312	$18,032	$90,043	$62,860
Net earnings per share (a)	$0.57	$0.38	$1.88	$1.37

FFO (a)	$30,241	$22,076	$117,067	$86,064
FFO per share (a)	$0.63	$0.47	$2.44	$1.88

AFFO	$26,459	$25,262	$102,487	$94,967
AFFO per share	$0.55	$0.54	$2.14	$2.08

(a)
Net earnings and FFO for the three months and twelve months ended December 31, 2022 included credits of $5,576 and $22,193, respectively, related to the removal of environmental remediation obligations at certain properties.

Select Financial Results

Revenues from Rental Properties

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Rental income (a)	$37,683	$35,290	$147,150	$136,727
Tenant reimbursement income	4,873	3,715	16,739	17,159
Revenues from rental properties	$42,556	$39,005	$163,889	$153,886

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the quarter ended December 31, 2022, base rental income increased 6.0% to $37,774, as compared to $35,620 for the same period in 2021.

For the year ended December 31, 2022, base rental income increased 7.5% to $147,809, as compared to $137,461 for the same period in 2021.

The growth in base rental income in both periods was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Property Costs

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Property operating expenses	$5,844	$4,589	$20,843	$21,608
Leasing and redevelopment expenses	40	83	710	440
Property costs	$5,884	$4,672	$21,553	$22,048

The increase in property operating expenses for the quarter ended December 31, 2022 was primarily due to increased reimbursable real estate taxes. The decrease in property operating expenses for the year ended December 31, 2022 was primarily due to reductions in rent expense and reimbursable and non-reimbursable real estate taxes.

The increase in leasing and redevelopment expenses for the year ended December 31, 2022 was primarily due to increased demolition costs related to active redevelopment projects.

Other Expenses

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Environmental expenses	$(5,484)	$2,201	$(20,902)	$3,548
General and administrative expenses	5,208	4,846	20,621	20,151
Impairments	1,318	1,674	3,545	4,404

The change in environmental expenses during both periods was primarily due to reductions in estimates related to unknown environmental liabilities. Specifically, the Company concluded that there was no material continued risk of having to satisfy contractual obligations relating to preexisting unknown environmental contamination at certain properties. Accordingly, during the quarter and year ended December 31, 2022, the Company removed $6,412 and $23,543, respectively, of unknown reserve liabilities which had previously been accrued for these properties which resulted in net credits of $5,576 and $22,193, respectively, being recorded to environmental expenses. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses in both periods was primarily due to increased personnel costs, including stock-based compensation.

Impairment charges in both periods were primarily driven by the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values.

Portfolio Activities

Acquisitions

During the quarter ended December 31, 2022, the Company invested $83.3 million across 36 properties, including the acquisition of fee simple interests in 24 properties for $74.0 million as follows:

•
Six convenience stores located in the Las Vegas (NV) metropolitan area for $35.7 million;
•
14 auto service centers located primarily in the Charlotte (NC) metropolitan area for $22.9 million;

•
Three car wash properties located in the Austin (TX), Las Vegas (NV), and San Antonio (TX) metropolitan areas for $12.4 million; and
•
One drive-thru quick service restaurant located in the Charlotte (NC) metropolitan area for $3.0 million.

In addition, the Company advanced construction loans in the amount of $9.3 million, including accrued interest, for the development of 12 new-to-industry properties, including convenience stores in the Charleston (SC) and Austin (TX) metropolitan areas, and car wash properties in the Jacksonville (FL), New Haven (CT), Newburgh (NY), Raleigh (NC), and Richmond (VA) metropolitan areas. As of December 31, 2022, the Company had advanced aggregate construction loans in the amount of $25.9 million, including accrued interest, for the development of these 12 properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

During the year ended December 31, 2022, the Company invested $157.5 million across 52 properties, including 25 car wash properties, 12 convenience stores, 14 auto service centers, and one drive-thru quick service restaurant.

Subsequent to year end, the Company invested $5.6 million for the development and acquisition of six car wash properties in the Jacksonville (FL), New Haven (CT), Raleigh (NC), Richmond (VA), and Washington D.C. metropolitan areas.

Investment Pipeline

As of February 22, 2023, the Company had a committed investment pipeline of more than $110 million for the acquisition and development of 29 convenience stores and car wash properties. The Company expects to fund this investment activity, which includes multiple transactions with six different tenants, over approximately the next 12 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

During the quarter ended December 31, 2022, rent commenced at a new-to-industry convenience store located in the Dallas (TX) metropolitan area and leased to Murphy USA.

Earlier in 2022, rent commenced at a drive thru Chase Bank branch in the Boston (MA) metropolitan area and, since 2015, the Company has completed a total of 26 redevelopment projects.

As of December 31, 2022, the Company had three properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio.

Dispositions

During the year ended December 31, 2022, the Company sold 24 properties for aggregate gross proceeds of $26.0 million and recorded a net gain of $16.4 million on the dispositions, including five properties for aggregate gross proceeds of $13.3 million and a net gain of $8.8 million during the quarter ended December 31, 2022.

Balance Sheet and Capital Markets

As of December 31, 2022, the Company had $695 million of total outstanding indebtedness consisting of (i) $625 million of senior unsecured notes with a weighted average interest rate of 4.1% and a weighted average maturity of 6.1 years, and (ii) $70 million outstanding on the Company’s $300 million unsecured revolving credit facility.

Total cash and equivalents were $8.7 million and the Company had $8.3 million of 1031 disposition proceeds in escrow.

Common Equity

During the year ended December 31, 2022, the Company entered into forward sale agreements to sell 3.7 million common shares for anticipated gross proceeds of $117.6 million through its ATM equity program, including 3.0 million common shares for anticipated gross proceeds of $96.1 million during the quarter ended December 31, 2022. As of February 22, 2023, no shares subject to forward sale agreements have been settled by the Company.

Unsecured Notes

Subsequent to year end, the Company issued $125 million of senior unsecured notes priced at a fixed rate of 3.65% and maturing in January 2033 pursuant to note purchase and guarantee agreements entered into in February 2022 and previously announced. Proceeds were used to prepay $75 million of 5.35% senior unsecured notes due June 2023, including related transaction expenses, and to reduce the amount outstanding on the Company’s revolving credit facility. Pro forma for the notes issuance and prepayment, the weighted average interest rate of the Company's unsecured notes decreased to 3.9% and the weighted average maturity increased to 7.5 years.

Credit Facility

In December 2022, the Company entered into an amendment to its credit agreement to transition the applicable interest rates and default rate thereunder from LIBOR-based rates to SOFR-based rates.

2023 Guidance

The Company reaffirms its most recent 2023 AFFO guidance of $2.19 to $2.21 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements). The Company’s outlook also assumes approximately $0.4 million of demolition costs for anticipated redevelopment projects with rent commencements anticipated in 2023 and 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, February 23, 2023 at 8:30 a.m. ET. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, February 23, 2023 beginning at 11:30 a.m. ET through 11:59 p.m. ET, Thursday, March 2, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13734995.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of December 31, 2022, the Company’s portfolio included 1,039 freestanding properties located in 38 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. As previously disclosed, beginning with its results for the quarter and year ended December 31, 2021, the Company updated its definition of AFFO to include adjustments for stock-based compensation and amortization of debt issuance costs. The Company believes that conforming to this market practice for calculating AFFO improves the comparability of this measure of performance to other net lease REITs.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2023 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31,
	2022	2021
ASSETS:
Real Estate:
Land	$802,010	$772,088
Buildings and improvements	707,352	632,074
Investment in direct financing leases, net	66,185	71,647
Construction in progress	578	693
Real estate held for use	1,576,125	1,476,502
Less accumulated depreciation and amortization	(232,812)	(209,040)
Real estate held for use, net	1,343,313	1,267,462
Real estate held for sale, net	3,757	3,621
Real estate, net	1,347,070	1,271,083
Notes and mortgages receivable	34,313	14,699
Cash and cash equivalents	8,713	24,738
Restricted cash	2,536	1,723
Deferred rent receivable	50,391	46,933
Accounts receivable	4,247	3,538
Right-of-use assets - operating	18,193	21,092
Right-of-use assets - finance	277	379
Prepaid expenses and other assets	96,555	82,763
Total assets	$1,562,295	$1,466,948
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Borrowings under credit agreement	$70,000	$60,000
Senior unsecured notes, net	623,492	523,850
Environmental remediation obligations	23,155	47,597
Dividends payable	20,576	19,467
Lease liability - operating	19,959	22,980
Lease liability - finance	1,518	2,005
Accounts payable and accrued liabilities	43,745	45,941
Total liabilities	802,445	721,840
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 46,734,790 and 46,715,734 shares issued and outstanding, respectively	467	467
Additional paid-in capital	822,340	818,209
Dividends paid in excess of earnings	(62,957)	(73,568)
Total stockholders’ equity	759,850	745,108
Total liabilities and stockholders’ equity	$1,562,295	$1,466,948

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Revenues:
Revenues from rental properties	$42,556	$39,005	$163,889	$153,886
Interest on notes and mortgages receivable	565	349	1,699	1,522
Total revenues	43,121	39,354	165,588	155,408
Operating expenses:
Property costs	5,884	4,672	21,553	22,048
Impairments	1,318	1,674	3,545	4,404
Environmental	(5,484)	2,201	(20,902)	3,548
General and administrative	5,208	4,846	20,621	20,151
Depreciation and amortization	10,388	9,538	39,902	35,518
Total operating expenses	17,314	22,931	64,719	85,669
Gain on dispositions of real estate	8,777	7,168	16,423	16,718
Operating income	34,584	23,591	117,292	86,457
Other income, net	40	649	413	1,075
Interest expense	(7,312)	(6,208)	(27,662)	(24,672)
Net earnings	$27,312	$18,032	$90,043	$62,860
Basic earnings per common share:
Net earnings	$0.57	$0.39	$1.88	$1.37
Diluted earnings per common share:
Net earnings	$0.57	$0.38	$1.88	$1.37
Weighted average common shares outstanding:
Basic	46,734	45,840	46,730	44,782
Diluted	46,891	45,939	46,838	44,819

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Net earnings (1)	$27,312	$18,032	$90,043	$62,860
Depreciation and amortization of real estate assets	10,388	9,538	39,902	35,518
Gains on dispositions of real estate	(8,777)	(7,168)	(16,423)	(16,718)
Impairments	1,318	1,674	3,545	4,404
Funds from operations (FFO) (1)	30,241	22,076	117,067	86,064
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(1,013)	(620)	(3,458)	(2,778)
Amortization of above and below market leases, net	(293)	(298)	(1,184)	(1,221)
Amortization of investments in direct financing leases	1,429	1,269	5,392	4,844
Amortization of lease incentives	295	292	1,198	1,119
Total revenue recognition adjustments	418	643	1,948	1,964
Environmental Adjustments
Accretion expense	222	435	1,259	1,705
Changes in environmental estimates	(5,910)	(518)	(23,837)	(1,768)
Environmental litigation accruals	—	1,850	279	1,909
Insurance reimbursements	(41)	(53)	(85)	(92)
Legal settlements and judgments	—	(435)	—	(493)
Total environmental adjustments	(5,729)	1,279	(22,384)	1,261
Other Adjustments
Stock-based compensation expense	1,232	1,023	4,775	3,997
Amortization of debt issuance costs	239	236	946	1,013
Allowance for credit loss on notes and mortgages receivable and direct financing leases	50	(132)	50	(132)
Retirement and severance costs	8	137	85	800
Total other adjustments	1,529	1,264	5,856	5,678
Adjusted Funds from operations (AFFO)	$26,459	$25,262	$102,487	$94,967

Basic per share amounts:
Net earnings	$0.57	$0.39	$1.88	$1.37
FFO (2)	0.63	0.47	2.45	1.88
AFFO (2)	0.55	0.54	2.14	2.08
Diluted per share amounts:
Net earnings	$0.57	$0.38	$1.88	$1.37
FFO (2)	0.63	0.47	2.44	1.88
AFFO (2)	0.55	0.54	2.14	2.08
Weighted average common shares outstanding:
Basic	46,734	45,840	46,730	44,782
Diluted	46,891	45,939	46,838	44,819

(1)
Net earnings and FFO for the three and twelve months ended December 31, 2022 included credits of $5,576 and $22,193, respectively, related to the removal of environmental remediation obligations at certain properties.
(2)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
FFO	$471	$762	$2,734	$1,771
AFFO	473	401	2,394	1,915

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com